As filed with the Securities and Exchange Commission on August 1, 2016

Registration No. 333-155189

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-3217389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of Principal Executive Offices)

Verso Corporation

2008 Incentive Award Plan

(Full title of the plan)

Peter H. Kesser

Senior Vice President, General Counsel and Secretary

Verso Corporation

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(901) 369-4100

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

John-Paul Motley, Esq.

O’Melveny & Myers LLP

400 South Hope Street, 18th Floor

Los Angeles, California 90071-2899

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

REMOVAL OF COMMON STOCK FROM REGISTRATION

Verso Corporation, formerly named Verso Paper Corp. (“Verso”), previously registered, under a Registration Statement on Form S-8 (Registration No. 333-155189) (the “Registration Statement”), 4,250,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), for offer or sale pursuant to Verso’s 2008 Incentive Award Plan, as the same was amended, modified and supplemented from time to time (the “Plan”). By filing this post-effective amendment to the Registration Statement, Verso hereby removes from registration all of the Common Stock that remains unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 1, 2016.

VERSO CORPORATION

By:	/s/ David J. Paterson
David J. Paterson
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David J. Paterson, Allen J. Campbell and Peter H. Kesser, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David J. Paterson	President, Chief Executive Officer, Chairman of the Board, and Director (Principal Executive Officer)	August 1, 2016
David J. Paterson

/s/ Allen J. Campbell	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2016
Allen J. Campbell

/s/ Robert M. Amen	Director	August 1, 2016
Robert M. Amen

/s/ Alan J. Carr	Director	August 1, 2016
Alan J. Carr

/s/ Eugene I. Davis	Director	August 1, 2016
Eugene I. Davis

Signature	Title	Date

/s/ Jerome L. Goldman	Director	August 1, 2016
Jerome L. Goldman

/s/ Jay Shuster	Director	August 1, 2016
Jay Shuster